UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 18, 2007
COUNTRYWIDE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8422 (Commission File Number)	13-2641992 (IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)
Registrant’s telephone number, including area code: (818) 225-3000
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 18, 2007, the Board of Directors of Countrywide Financial Corporation (the “Company”) approved an amendment to Article VIII of the Company’s Bylaws (the “Amendment”). Article VIII of the Bylaws, which provides for the indemnification of directors, officers, employees and other corporate agents, was amended to (i) condition the advancement of expenses on the receipt of an undertaking from the indemnified person to repay all amounts advanced if it is ultimately determined by final judicial decision that there is no entitlement to indemnification; (ii) require that the Company bear the burden of proof to show that a person is not entitled to indemnification or advancement of expenses; and (iii) remove the determination of the right to indemnification previously contained in Section 3 of Article VIII.
     The foregoing description of the Amendment is qualified in its entirety by the actual terms of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
3.1	Amendment to Bylaws of Countrywide Financial Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION
Dated: April 20, 2007	/s/ Susan E. Bow
	Name:	Susan E. Bow
	Title:	Senior Managing Director, General Counsel Corporate and Securities and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.

3.1	Amendment to Bylaws of Countrywide Financial Corporation

4